UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 6, 2017
TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Tempur Way
Lexington, Kentucky 40511
(Address of principal executive offices) (Zip Code)
(800) 878-8889
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (this "Amendment") amends a current report on Form 8-K filed May 15, 2017 (the "Original Filing") pursuant to which Tempur Sealy International, Inc. (the "Company") reported voting results for its Annual Meeting of Stockholders held on May 11, 2017 (the "2017 Annual Meeting"). The Company reported in the Original Filing, among other things, that its stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers (the "Say-on-Pay Vote") and that more than a majority of its stockholders voted, on a non-binding, advisory basis, in favor of holding advisory Say-on-Pay Votes annually. Except for the disclosure provided under Item 5.07(d) below, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Filing, more than a majority of the Company's stockholders voted, on a non-binding, advisory basis, in favor of holding advisory Say-on-Pay votes annually. In light of such vote, the Company has decided to hold non-binding, advisory stockholder Say-on-Pay Votes annually until the next required vote on the frequency of Say-on-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 2017

Tempur Sealy International, Inc.

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	Executive Vice President & Chief Financial Officer